Exhibit 99.1

Veraz Networks Reports Third Quarter 2009 Financial Results

SAN JOSE, Calif., November 5, 2009 (BUSINESS WIRE)—Veraz Networks, Inc. (NASDAQ:VRAZ), a leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the third quarter ended September 30, 2009.

“Our operations were profitable on a non-GAAP basis as we strengthened our gross margins and sharpened our focus on the cost controls that create long term, sustainable profitability” said Doug Sabella, Chief Executive Officer of Veraz Networks. “In addition, we are pleased to have added eight new customers in the quarter: four new switching customers and four new bandwidth optimization customers.”

Financial Highlights

•	Revenues were $18.7 million, an 11% increase over the preceding quarter and a 19% decrease over the third quarter of 2008

•	Gross margin was 64%, as compared to 54% for the preceding quarter and 59% for the third quarter of 2008

•	Operating expenses were $11.9 million, a 8% decrease over the preceding quarter and a 34% decrease over the third quarter of 2008

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On a GAAP basis, net loss was $(1.6 million), or $(0.04) loss per share, a 44% improvement the preceding quarter, and an improvement over the loss of $(5.4 million) or $(0.13) loss per share reported in the third quarter of 2008.

•

On a non-GAAP basis, net loss was $(0.8 million), or $(0.02) loss per share which was a 55% improvement over the preceding quarter, and an improvement over the loss of $(3.4 million) or $(0.08) loss per share reported in the third quarter of 2008.

Recent Highlights

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Veraz announced that Jamii Telecommunication Limited (JTL), a leading provider of communication solutions in Kenya and East Africa, had chosen Veraz’s ControlSwitch platform to enable optimized routing and improved network management without having to rely on other providers in Africa.

•	Veraz recently completed a live trial of its IP backhaul bandwidth optimization product for a global Tier 1 wireless carrier.

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Veraz announced the completion of network integration for Rostelecom, the largest long distance provider in Russia. Veraz’s ControlSwitch was chosen as a platform for Rostelecom’s growing capacity needs, and the integration included interoperability with existing legacy switches.

Financial Guidance

Veraz projects sequential revenue and net income growth for the fourth quarter of 2009.

“In summary, we are optimistic that the fourth quarter will show sequential improvement as a result of new customer wins and existing customer expansions,” said Sabella. “We have a solid balance sheet, no debt, a scalable cost structure, technical leadership and the operating discipline developed in one of the worst global economic climates in recent history. These strengths position us for additional growth and a return to profitability as the economic climate improves,” said Sabella.

Conference Call Information

Veraz will host a conference call and live webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) this afternoon to discuss the results.

For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at +1-412-858-4600.

Veraz will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#. In addition, Veraz’s press release will be distributed via Business Wire and posted on the Veraz website before the conference call begins.

About Veraz Networks, Inc. (NASDAQ: VRAZ)

Veraz Networks, Inc. (NASDAQ: VRAZ) is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Veraz Networks makes it possible for fixed and mobile service providers to create, manage and transport application sessions cost-effectively and securely across TDM and IP networks. Service providers worldwide use the Veraz MGN portfolio to extend their existing legacy applications to new all-IP based networks, rapidly add customized services that drive revenue, and lower the cost of session transport. The Veraz MGN architecture separates the control, media, and application layers while unifying management of the network, enabling any application to run over any network while optimizing session control and transport. Wireline and wireless service providers in more than 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, I-Gate 4000 Session Bandwidth Optimizer, I-Gate 4000 SIP Gateway, VerazView Management System, and a set of prepackaged applications. For more information please visit www.veraznetworks.com.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net (loss) income and non-GAAP net (loss) income allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

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Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock. Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Veraz believes that it is useful to its investors to understand the impact of the application of stock based compensation to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

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SEC investigation expense. Due to the generally nonrecurring nature and magnitude of expense associated with the SEC investigation, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

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Restructuring charges. Due to the nature of these involuntary employee terminations, which are in connection with the operational restructuring of the business, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to statements related to our expected financial results for the fourth quarter of 2009, the expected revenues from new customer sales and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the SEC. These filings are available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com.

Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated. (VRAZ-IR)

Investor Relations:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

or

Press:

Veraz Networks, Inc.

Dawn Hogh, 408-750-9533

dhogh@veraznet.com

or

Vantage Communications

Ilene Adler, 415-984-1970 ext 102

iadler@pr-vantage.com

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$15,937	$35,388
Restricted cash	610	604
Short-term investments	12,944	2,650
Accounts receivable, net	30,679	31,666
Inventories	8,317	12,284
Prepaid expenses	1,953	2,097
Deferred tax assets	—	945
Other current assets	2,766	3,674
Due from related parties	660	912

Total current assets	73,866	90,220
Long-term investments	2,811	—
Property and equipment, net	3,532	4,635
Other assets	128	345

Total assets	$80,337	$95,200

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,694	$5,671
Accrued expenses	10,694	13,204
Income tax payable	519	354
Deferred revenue	13,853	17,177
Due to related parties	1,255	6,670

Total current liabilities	31,015	43,076

Stockholders’ equity:
Common stock and additional paid-in-capital	132,104	129,078
Deferred stock-based compensation	—	(32)
Accumulated other comprehensive income	1,971	268
Accumulated deficit	(84,753)	(77,190)

Total stockholders’ equity	49,322	52,124

Total liabilities and stockholders’ equity	$80,337	$95,200

VERAZ NETWORKS, INC AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
IP Products	$10,630	$15,080	$33,635	$45,520
DCME Products	520	2,215	2,428	5,030
Services	7,546	5,660	20,404	16,556

Total revenues	18,696	22,955	56,467	67,106

Cost of Revenues:
IP Products	3,614	5,344	13,565	18,527
DCME Products	211	878	943	1,958
Services	2,920	3,148	8,769	10,982

Total cost of revenues	6,745	9,370	23,277	31,467

Gross profit	11,951	13,585	33,190	35,639

Operating Expenses:
Research and development, net	4,527	5,612	14,078	20,747
Sales and marketing	5,290	8,158	17,457	22,957
General and administrative	2,088	3,528	7,863	12,155
Restructuring charges	—	794	—	794

Total operating expenses	11,905	18,092	39,398	56,653

Income (loss) from operations	46	(4,507)	(6,208)	(21,014)
Other income (expense), net	(123)	(1,061)	24	226

Loss before income taxes	(77)	(5,568)	(6,184)	(20,788)
Income taxes	1,553	(155)	1,379	(689)

Net loss allocable to common stockholders	$(1,630)	$(5,413)	$(7,563)	$(20,099)

Net loss allocable to common stockholders per share – basic and diluted	$(0.04)	$(0.13)	$(0.17)	$(0.48)

Weighted-average shares outstanding used in computing net loss per share – basic and diluted:	43,505	42,233	43,354	41,877

VERAZ NETWORKS, INC AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Reported net loss (GAAP basis)	$(1,630)	$(5,413)	$(7,563)	$(20,099)

Non-GAAP adjustment
Stock based compensation (1)	796	1,025	3,000	3,328
SEC informal inquiry matters (2)	—	202	—	2,255
Restructuring charges (3)	—	794	—	794

Non-GAAP net loss	$(834)	$(3,392)	$(4,563)	$(13,722)

Weighted-average shares outstanding used in computing net loss – basic and diluted: (for Non-GAAP)	43,505	42,233	43,354	41,877

Reported net loss per share – basic and diluted (GAAP basis)	$(0.04)	$(0.13)	$(0.17)	$(0.48)
Stock based compensation (1)	0.02	0.03	0.06	0.08
SEC informal inquiry matters (2)	—	0.00	—	0.05
Restructuring charges (3)	—	0.02	—	0.02

Non-GAAP net loss per share – basic and diluted	$(0.02)	$(0.08)	$(0.11)	$(0.33)

(1)	Stock based compensation for the three and nine months ended September 30, 2009 and 2008, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of revenues	$225	$209	$732	$663
Research and development, net	204	282	946	1,040
Sales and marketing	225	313	807	979
General and administrative	142	221	515	646

	$796	$1,025	$3,000	$3,328

(2)	Expenses related to SEC inquiry matters for the three and nine months ended September 30, 2009 and 2008, were as as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
General and administrative	$—	$202	$—	$2,255

(3)	Expenses related to Restructuring charges for the three and nine months ended September 30, 2009 and 2008, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Restructuring charges	$—	$794	$—	$794